Exhibit 25.2

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Education Management LLC

Education Management Finance Corp.

(Exact name of obligor as specified in its charter)

(See attached pages for additional obligors)

Delaware	20-4506022 20-4887689
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

210 Sixth Avenue, Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip code)

10 1/4% Senior Subordinated Notes Due 2016 and Guarantees Thereof

(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

Exact Name of Registrant Guarantor as Specified in its Charter	State of Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Address. Including Zip Code and Telephone No. Including Area Code, Of Registrant Guarantor’s Principal Executive Offices
AID Restaurant, Inc.	Texas	01-0691168	8080 Park Lane Suite 100 Dallas, Texas 75231 214-692-8080

AIH Restaurant, Inc.	Texas	76-0431417	1900 Yorktown Houston, Texas 77056 713-623-2040

AIIM Restaurant, Inc.	Minnesota	41-1977654	15 S. 9th Street La Salle Bldg. Minneapolis, Minnesota 55409 612-827-5981

Argosy University Family Center, Inc.	Minnesota	16-1665500	310 East 38th St. Minneapolis, MN 55409 612-827-5981

Brown Mackie Holding Co.	Delaware	20-3108775	210 Sixth Avenue—33rd Fl. Pittsburgh, PA 15222 412-562-0900

The Connecting Link, Inc.	Georgia	58-1987235	5126 Ralston St. Ventura, CA 93003 805-654-0739

EDMC Aviation, Inc.	Pennsylvania	20-0212231	210 Sixth Avenue—33rd Fl. Pittsburgh, PA 15222 412-562-0900

EDMC Marketing and Advertising, Inc.	Georgia	58-1591601	210 Sixth Avenue—33rd Fl. Pittsburgh, PA 15222 412-562-0900

Higher Education Services, Inc.	Georgia	58-1983881	709 Mall Avenue Savannah, GA 31406 803-799-9082

MCM University Plaza, Inc.	Illinois	36-4118464	210 Sixth Avenue, 33rd Fl. Pittsburgh, PA 15222 412-562-0900

Item 1. General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street New York, N.Y. 10006 and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15. Not Applicable.

Item 16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

2.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

3.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

4.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 6th day of October, 2006.

THE BANK OF NEW YORK

By:	/s/ ROBERT A. MASSIMILLO
Name: ROBERT A. MASSIMILLO
Title: VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2006, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,372,000
Interest-bearing balances	11,005,000
Securities:
Held-to-maturity securities	2,269,000
Available-for-sale securities	23,124,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	490,000
Securities purchased under agreements to resell	252,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	36,722,000
LESS: Allowance for loan and lease losses	414,000
Loans and leases, net of unearned income and allowance	36,308,000
Trading assets	5,770,000
Premises and fixed assets (including capitalized leases)	848,000
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	302,000
Not applicable
Intangible assets:
Goodwill	2,177,000
Other intangible assets	750,000
Other assets	7,196,000

Total assets	93,863,000

LIABILITIES
Deposits:
In domestic offices	40,014,000
Noninterest-bearing	21,153,000
Interest-bearing	18,861,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	31,312,000
Noninterest-bearing	286,000
Interest-bearing	31,026,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	839,000
Securities sold under agreements to repurchase	396,000
Trading liabilities	3,045,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	1,670,000
Not applicable
Not applicable
Subordinated notes and debentures	1,955,000
Other liabilities	6,011,000

Total liabilities	85,242,000

Minority interest in consolidated subsidiaries	150,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,112,000
Retained earnings	5,444,000
Accumulated other comprehensive income	-220,000
Other equity capital components	0
Total equity capital	8,471,000

Total liabilities, minority interest, and equity capital	93,863,000

I, Thomas J. Mastro, Executive Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Executive Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

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Thomas A. Renyi
Gerald L. Hassell		Directors